Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020, of Sculptor Capital Management, Inc. (the “Company”).
We, Robert Shafir and Dava Ritchea, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.    The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.    The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 23, 2021	/s/ Robert Shafir
		Name:	Robert Shafir
		Title:	Chief Executive Officer and Executive Managing Director

Date:	February 23, 2021	/s/ Dava Ritchea
		Name:	Dava Ritchea
		Title:	Chief Financial Officer and Executive Managing Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.